EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT



To the Stockholders of
L.A.M. Pharmaceutical Corp.
Toronto, Ontario, Canada


We consent to the use in this Registration Statement of L.A.M. Pharmaceutical Corp. on Form SB-2 of our report dated February 27, 2003 (except for Note O, as to which the date is March 27, 2003) of L.A.M. Pharmaceutical Corp. for the years ended December 31, 2002 and 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


/s/ Rotenberg & Co., LLP

Rotenberg & Co., LLP
Rochester, New York
October 14, 2003